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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 27, 2001
                                                         -----------------


                          Isotope Solutions Group, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


    New York                      33-37674-NY                   11-3023098
    --------                      -----------                   ----------
(State or other             (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)



                 700 Stewart Avenue, Garden City, New York 11530
                 -----------------------------------------------
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (516) 222-7749
                                                           --------------


                                EDG Capital, Inc.
                                -----------------
          (Former name or former address, if changed since last report)



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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)               Exhibits

         99.1              Amended and Restated Certificate of Incorporation.

         99.2              Amended and Restated Bylaws.


ITEM 9.           REGULATION FD DISCLOSURE.

       By written consent dated as of November 27, 2001, our board of directors adopted a set of Amended and Restated Bylaws as our new Bylaws, and amended the 2000 Long-Term Incentive Plan to change its name to the Isotope Solutions Group, Inc. 2000 Long-Term Incentive Plan. The Bylaws were amended principally to make them consistent with the Amended and Restated Certificate of Incorporation we adopted on November 24, 2001, and to make certain updating and corrective changes.

       In general, the changes effected by the Amended and Restated Bylaws:

o permit our shareholders to act by written consent of the holders of that number of shares as would have the minimum number of votes necessary to take action at a meeting at which all of our outstanding voting shares were present and voted;

o amend a provision relating to the removal of directors to eliminate language relating to directors elected by classes of voting stock and cumulative voting that does not apply to Isotope Solutions Group, Inc.; and

o      clarify and update the bylaws and correct typographical errors.





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                                    SIGNATURE
                                    ---------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ISOTOPE SOLUTIONS GROUP, INC.


Dated: December 6, 2001                  By: /s/ Jack Schwartzberg
                                             ---------------------
                                             Jack Schwartzberg
                                             Chief Executive Officer,
                                             President and Chairman



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